BANK OF AMERICA CORPORATION AND SUBSIDIARIES                                                                        EXHIBIT 12(A)
Ratio of Earnings to Fixed Charges
------------------------------------------------------------------------------------------------------------------------------------

                                                                                            YEAR ENDED DECEMBER 31
                                                          THREE MONTHS    ----------------------------------------------------------
                                                              ENDED
(DOLLARS IN MILLIONS)                                     MARCH 31, 1999      1998         1997        1996       1995       1994
-------------------------------------------------------   --------------  ----------------------------------------------------------

EXCLUDING INTEREST ON DEPOSITS
Income before income taxes                                      $ 2,990        $ 8,048     $ 10,556    $ 9,311   $ 8,377    $ 7,010

Less: Equity in undistributed (earnings) losses
  of unconsolidated subsidiaries                                     (3)           162          (49)        (7)      (19)       (55)

Fixed charges:
     Interest expense (including capitalized interest)            2,288          9,479        8,219      7,082     6,354      4,572
     1/3 of net rent expense                                         84            335          302        282       275        250
                                                          --------------  ----------------------------------------------------------
        Total fixed charges                                       2,372          9,814        8,521      7,364     6,629      4,822
                                                          --------------  ----------------------------------------------------------
Earnings (excluding capitalized interest)                       $ 5,359       $ 18,024     $ 19,026   $ 16,668  $ 14,987   $ 11,774
                                                          --------------  ----------------------------------------------------------
Fixed charges                                                   $ 2,372        $ 9,814      $ 8,521    $ 7,364   $ 6,629    $ 4,822
                                                          --------------  ----------------------------------------------------------
Ratio of earnings to fixed charges                                 2.26           1.84         2.23       2.26      2.26       2.44
                                                          ==============  ==========================================================



                                                                                            YEAR ENDED DECEMBER 31
                                                          THREE MONTHS    ----------------------------------------------------------
                                                              ENDED
(DOLLARS IN MILLIONS)                                     MARCH 31, 1999      1998        1997        1996       1995       1994
-------------------------------------------------------   --------------  ----------------------------------------------------------

INCLUDING INTEREST ON DEPOSITS
Income before income taxes                                      $ 2,990        $ 8,048     $ 10,556    $ 9,311   $ 8,377    $ 7,010

Less: Equity in undistributed (earnings) losses
  of unconsolidated subsidiaries                                     (3)           162          (49)        (7)      (19)       (55)

Fixed charges:
     Interest expense (including capitalized interest)            4,601         20,290       18,903     16,682    16,369     11,083
     1/3 of net rent expense                                         84            335          302        282       275        250
                                                          --------------  ----------------------------------------------------------
        Total fixed charges                                       4,685         20,625       19,205     16,964    16,644     11,333
                                                          --------------  ----------------------------------------------------------
Earnings (excluding capitalized interest)                       $ 7,672       $ 28,835     $ 29,710   $ 26,268  $ 25,002   $ 18,285
                                                          --------------  ----------------------------------------------------------
Fixed charges                                                   $ 4,685       $ 20,625     $ 19,205   $ 16,964  $ 16,644   $ 11,333
                                                          --------------  ----------------------------------------------------------
Ratio of earnings to fixed charges                                 1.64           1.40         1.55       1.55      1.50       1.61
                                                          ==============  ==========================================================
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